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                                                                   Exhibit 23.12


Exhibit 23.23
Consent of PricewaterhouseCoopers LLP regarding Vivant!

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on form S-1 of our report dated June 17, 1999, except as to Note 10 which is as of November 18, 1999, relating to the financial statements of Vivant! Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
San Jose, California
November 18, 1999